Exhibit 10.34
AMENDMENT TO DIRECTED ELECTRONICS, INC.
2005 INCENTIVE COMPENSATION PLAN
     THIS AMENDMENT to the Directed Electronics, Inc. 2005 Incentive Compensation Plan (this “Amendment”) is entered into as of June 19, 2008, by Directed Electronics, Inc., a Florida corporation (the “Company”).
RECITALS
     A. The Company adopted the Directed Electronics, Inc. 2005 Incentive Compensation Plan effective as of November 23, 2005, as amended (the “Plan”).
     B. Section 10(e) of the Plan provides that the Company’s Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan.
     C. On June 19, 2008, the shareholders of the Company approved an amendment to the Plan increasing the maximum number of shares of the Company’s common stock reserved and available for delivery in connection with Awards (as defined in the Plan) under the Plan from 2,750,000 shares to 4,750,000 shares.
     D. Pursuant to the authority contained in Section 10(e) of the Plan, the Company now desires to further amend the Plan as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Plan, the Company agrees as follows:
     1. Section 4(a) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:
     (a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares that may be issued in connection with Awards under the Plan shall not exceed in the aggregate 4,750,000 Shares. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
     Except to the extent expressly amended or modified in this Amendment, the Plan shall remain in full force and effect as originally executed.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

DIRECTED ELECTRONICS, INC.
By:	/s/ James E. Minarik
James E. Minarik
President and Chief Executive Officer